UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
February 23, 2022

Informatica Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-40936 (Commission File Number)	61-1999534 (I.R.S. Employer Identification Number)
2100 Seaport Boulevard
Redwood City, California 94063
(650) 385-5000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	INFA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment of Performance Stock Options
On February 23, 2022, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Informatica Inc. (the “Company”) amended certain performance-based vesting stock options (the “Performance Stock Options”) held by certain of the executive officers, directors and employees of the Company (the “Grantees”). To reward the Grantees for their extraordinary efforts and success in completing the Company’s initial public offering in October 2021 (the “IPO”) and to provide an incentive for the Grantees to remain with the Company in a competitive labor market, the Compensation Committee certified partial achievement (77%) of the Performance Stock Options’ performance goal based on the offering price in the IPO. The Committee amended the Performance Stock Options (the “Option Amendment”) so that 77% of the shares underlying the Performance Stock Options, or a total of approximately 4.2 million shares, would be eligible to vest over a three-year period following the IPO, of which 33% shall vest on October 27, 2022 and 8.375% shall vest quarterly thereafter. Vesting requires that the Grantee remain in continuous service through each vesting date. The Compensation Committee did not immediately vest the 77% partial achievement because it wanted to maximize retention over a three-year period, while also recognizing and rewarding management for the Company’s successful IPO.
The Performance Stock Options held by the Grantees, including those covered by the Option Amendment, retain their existing performance vesting conditions, which provide that 100% of the shares subject to the Performance Stock Options will vest upon the earlier of certain vesting conditions. These conditions include a multiple of return on our sponsor stockholders’ invested capital or other stockholder events, including (i) a change in control in which the purchase price received by our sponsor stockholders would be at least $37.50 per share, or (ii) the date that the trailing 60-trading day volume weighted average price per share is at least $37.50. In addition, in the event of a sale by our sponsor stockholders in which the sponsor sellers receive a per share price of at least $37.50, the Performance Stock Options would be eligible for vesting in the same portion as the proportion of such sponsor stockholders’ sold shares in comparison to their aggregate share ownership. Vesting in all circumstances is contingent upon the Grantee’s continuous service through each vesting date. If the existing performance vesting conditions are achieved before the three-year time-based schedule described above, vesting will occur earlier and notwithstanding the three-year schedule.
As a result of the Option Amendment, the Company expects to recognize a non-cash charge for stock-based compensation expense of approximately $4 million to $5 million over the requisite service period through 2024.
Certain details regarding the Performance Stock Options held by the Company’s named executive officers are set forth below:

Named Executive Officer	Options Earned	Exercise Price	Remaining Unearned Options
Eric Brown	344,042	$ 11.70	102,766
	30,030	$ 20.00	8,970
Jitesh Ghai	106,852	$ 8.70	31,919
	103,950	$ 20.00	31,050
Ansa Sekharan	172,646	$ 8.70	51,572
	92,400	$ 20.00	27,600
Amit Walia	295,049	$ 8.70	88,132
	462,000	$ 20.00	138,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:	February 25, 2022	INFORMATICA INC.

		By:	/s/ ERIC BROWN
Eric Brown
Executive Vice President and Chief Financial Officer (Principal Financial Officer)